EXHIBIT 99.1

ALABAMA NATIONAL BANCORPORATION

(Unaudited Financial Highlights)

(in thousands, except per share amounts and percentages)

	Three Months Ended June 30,		Percentage Change (a)
	2004	2003
Net interest income	$39,634	$29,373	34.9%
Noninterest income	19,288	21,536	(10.4)
Total revenue	58,922	50,909	15.7
Provision for loan and lease losses	1,278	1,424	(10.3)
Noninterest expense	37,612	34,337	9.5
Net income before income taxes	20,032	15,148	32.2
Income taxes	6,788	4,984	36.2
Net income	$13,244	$10,164	30.3

Weighted average common and common equivalent shares outstanding
Basic	15,555	12,570	23.7%
Diluted	15,806	12,745	24.0

Net income per common share
Basic	$.85	$.81	5.3%
Diluted	.84	.80	5.1

Cash dividends declared on common stock	$.3125	$.285
Return on average assets	1.09%	1.15%
Return on average equity	12.55	16.51

Noninterest Income
Service charge income	$4,520	$3,491	29.5%
Investment services income	3,273	6,372	(48.6)
Securities brokerage and trust income	4,197	3,905	7.5
Origination and sale of mortgages	3,491	4,615	(24.4)
Gain (loss) on disposal of assets	57	(82)	NM
Securities gains	—	34	NM
Bank owned life insurance	683	648	5.4
Insurance commissions	779	854	(8.8)
Other	2,288	1,699	34.7

Total noninterest income	$19,288	$21,536	(10.4)

(a)	Percentage change based on actual not rounded values.

NM - Not meaningful

	Six Months Ended June 30,		Percentage Change (a)
	2004	2003
Net interest income	$74,304	$57,360	29.5%
Noninterest income	36,928	40,281	(8.3)
Total revenue	111,232	97,641	13.9
Provision for loan and lease losses	2,506	2,515	(.4)
Noninterest expense	71,783	65,828	9.0
Net income before income taxes	36,943	29,298	26.1
Income taxes	12,392	9,609	29.0
Net income	$24,551	$19,689	24.7

Weighted average common and common equivalent shares outstanding
Basic	14,751	12,546	17.6%
Diluted	14,994	12,717	17.9

Net income per common share
Basic	$1.66	$1.57	6.1%
Diluted	1.64	1.55	5.8

Cash dividends declared on common stock	$.625	$.57
Return on average assets	1.09%	1.15%
Return on average equity	12.80	16.36
Noninterest Income
Service charge income	$8,331	$6,813	22.3%
Investment services income	7,180	11,532	(37.7)
Securities brokerage and trust income	8,296	8,023	3.4
Origination and sale of mortgages	6,033	7,949	(24.1)
Gain (loss) on disposal of assets	37	(33)	NM
Securities gains	—	39	NM
Bank owned life insurance	1,410	1,368	3.1
Insurance commissions	1,737	1,638	6.0
Other	3,904	2,952	32.2

Total noninterest income	$36,928	$40,281	(8.3)

(a)	Percentage change based on actual not rounded values.

NM - Not meaningful

	June 30,		Percentage Change
	2004	2003
Total assets	$4,939,449	$3,891,969	26.9%
Earning assets	4,454,150	3,437,754	29.6
Securities (a)	1,175,768	841,236	39.8
Loans held for sale	19,466	95,956	(79.7)
Loans and leases, net of unearned income	3,197,287	2,429,284	31.6
Allowance for loan and lease losses	43,484	35,595	22.2
Deposits	3,615,227	2,753,722	31.3
Short-term borrowings	31,333	59,150	(47.0)
Long-term debt	403,888	274,048	47.4
Stockholders’ equity	423,670	268,916	57.5

(a)	Excludes trading securities

ASSET QUALITY ANALYSIS

(in thousands, except percentages)

	As of / For the Three Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003
Nonaccrual loans	$8,307	$8,578	$6,652
Restructured loans	—	—	—
Loans past due 90 days or more and still accruing	-0-	-0-	-0-
Total nonperforming loans	8,307	8,578	6,652
Other real estate owned	1,969	1,008	3,074
Total nonperforming assets	10,276	9,586	9,726
Total non performing assets as a percentage of period-end loans and other real estate (a)	0.32%	0.31%	0.40%
Allowance for loan and lease losses	43,484	42,392	35,595
Provision for loan and lease losses	1,278	1,228	1,424
Loans charged off	1,790	1,329	590
Loan recoveries	1,604	390	519
Net loan and lease losses	186	939	71
Allowance for loan and lease losses as a percentage of period-end loans and leases (a)	1.36%	1.35%	1.47%
Allowance for loan and lease losses as a percentage of period-end nonperforming loans	523.46	494.19	535.10
Net losses to average loans and leases (annualized)	0.02	0.13	0.01

	For the Six Months Ended June 30,		Percentage Change
	2004	2003
Provision for loan and lease losses	$2,506	$2,515	-0.4%
Loans charged off	3,119	1,994	56.4
Loan recoveries	1,994	1,375	45.0
Net loan and lease losses	1,125	619	81.7
Net losses to average loans and leases	0.07%	0.05%

(a)	Excludes loans held for sale

TAXABLE EQUIVALENT YIELDS/RATES

	Three Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003
Interest income:
Interest and fees on loans	5.55%	5.65%	6.03%
Interest on securities:
Taxable	3.91	3.80	4.09
Non-taxable	6.10	6.54	7.43
Total interest earning assets	5.08	5.17	5.48

Interest expense:
Interest on deposits	1.52	1.61	2.00
Interest on short-term borrowing	1.79	1.63	1.83
Interest on long-term debt	3.27	3.38	3.87
Total interest bearing liabilities	1.66	1.73	2.08
Net interest spread	3.42	3.44	3.40
Net interest margin	3.64	3.66	3.64

	Six Months Ended June 30,
	2004	2003
Interest income:
Interest and fees on loans	5.60%	6.11%
Interest on securities:
Taxable	3.86	4.28
Non-taxable	6.30	7.26
Total interest earning assets	5.12	5.60

Interest expense:
Interest on deposits	1.56	2.09
Interest on short-term borrowing	1.71	1.98
Interest on long-term debt	3.32	3.95
Total interest bearing liabilities	1.69	2.16
Net interest spread	3.43	3.44
Net interest margin	3.65	3.69

STOCKHOLDERS’ EQUITY AND CAPITAL RATIOS

	As of June 30,
	2004	2003
Stockholders’ Equity:
Equity to assets	8.58%	6.91%
Leverage ratio	7.34	7.17
Book value per common share (a)	$27.48	$21.02
Ending shares outstanding	15,420	12,796

(a)	Includes a cumulative mark to market adjustment to equity of $(0.49) and $0.37 per share at June 30, 2004 and 2003, respectively.